UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2011

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland		Not applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2011, Amarin Corporation plc (the “Company”) entered into new employment agreements with each of the below-listed executive officers (each, an “Agreement” and collectively, the “Agreements”), which will replace the employment agreements that these individuals currently have with the Company.

The Agreements will become effective January 1, 2012, and were approved by the Company’s Remuneration Committee in consultation with an independent compensation consultant. In the case of Messrs. Thero and Sedlack and Dr. Soni, base salary was increased by approximately 3%, and in the case of Mr. Huff, base salary was increased by approximately 7%. Target bonus percentage remained the same for each executive. As adjusted, total cash compensation for these executives was targeted at the 50th percentile for executives with similar roles as compared to the Company’s peer group.

The Agreements are summarized below. All references to “cause,” “good reason” and “change in control” are as defined in the Agreements.

John Thero

Under Mr. Thero’s Agreement, he will continue to serve as President and principal financial officer of the Company and report to the Company’s Chief Executive Officer. Mr. Thero’s base annual salary will be $386,300. He will also be eligible to receive an annual performance bonus targeted at 40% of his base salary, with the actual amount of such bonus, if any, to be determined by the Board of Directors. Mr. Thero will also be entitled to continue to participate in the benefits and insurance programs generally available to all Company employees.

Mr. Thero’s Agreement provides further that, if he is terminated without cause, he will be entitled to severance as follows: continuation of base salary for nine (9) months; continuation of group health plan benefits for up to nine (9) months to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”); and six (6) months of accelerated vesting on all outstanding equity incentive awards to the extent subject to time-based vesting. If Mr. Thero is terminated without cause or he quits for good reason, in either case, within twenty-four (24) months following a change in control, then he will be entitled to severance as follows: continuation of base salary for twelve (12) months; continuation of group health plan benefits for up to twelve (12) months to the extent authorized by and consistent with COBRA; a lump sum cash payment equal to the full target annual performance bonus for the year during which the termination occurred; and 100% acceleration of vesting on all outstanding equity inventive awards.

Paul Huff

Under Mr. Huff’s Agreement, he will continue to serve as Chief Commercial Officer of the Company and report to the Company’s President. Mr. Huff’s base annual salary will be $294,200. He will also be eligible to receive an annual performance bonus targeted at 35% of his base salary, with the actual amount of such bonus, if any, to be determined by the Board of Directors. Mr. Huff will also be entitled to continue to participate in the benefits and insurance programs generally available to all Company employees.

Mr. Huff’s Agreement provides further that, if he is terminated without cause, he will be entitled to severance as follows: continuation of base salary for six (6) months; continuation of group health plan benefits for up to six (6) months to the extent authorized by and consistent with COBRA; and six (6) months of accelerated vesting on all outstanding equity incentive awards to the extent subject to time-based vesting. If Mr. Huff is terminated without cause or he quits for good reason, in either case, within twenty-four (24) months following a change in control, then he will be entitled to severance as follows: continuation of base salary for twelve (12) months; continuation of group health plan benefits for up to twelve (12) months to the extent authorized by and consistent with COBRA; a lump sum cash payment equal to the full target annual performance bonus for the year during which the termination occurred; and 100% acceleration of vesting on all outstanding equity inventive awards.

Stuart Sedlack

Under Mr. Sedlack’s Agreement, he will continue to serve as Senior Vice President, Corporation Development of the Company and report to the Company’s President. Mr. Sedlack’s base annual salary will be $292,400. He will also be eligible to receive an annual performance bonus targeted at 35% of his base salary, with the actual amount of such bonus, if any, to be determined by the Board of Directors. Mr. Sedlack will also be entitled to continue to participate in the benefits and insurance programs generally available to all Company employees.

Mr. Sedlack’s Agreement provides further that, if he is terminated without cause, he will be entitled to severance as follows: continuation of base salary for six (6) months; continuation of group health plan benefits for up to six (6) months to the extent authorized by and consistent with COBRA; and six (6) months of accelerated vesting on all outstanding equity incentive awards to the extent subject to time-based vesting. If Mr. Sedlack is terminated without cause or he quits for good reason, in either case, within twenty-four (24) months following a change in control, then he will be entitled to severance as follows: continuation of base salary for twelve (12) months; continuation of group health plan benefits for up to twelve (12) months to the extent authorized by and consistent with COBRA; a lump sum cash payment equal to the full target annual performance bonus for the year during which the termination occurred; and 100% acceleration of vesting on all outstanding equity inventive awards.

Paresh Soni M.D., PhD

Under Dr. Soni’s Agreement, he will continue to serve as Senior Vice President, Research & Development of the Company and report to the Company’s President. Dr. Soni’s base annual salary will be $360,500. He will also be eligible to receive an annual performance bonus targeted at 35% of his base salary, with the actual amount of such bonus, if any, to be determined by the Board of Directors. Dr. Soni will also be entitled to continue to participate in the benefits and insurance programs generally available to all Company employees.

Dr. Soni’s Agreement provides further that, if he is terminated without cause, he will be entitled to severance as follows: continuation of base salary for six (6) months; continuation of group health plan benefits for up to six (6) months to the extent authorized by and consistent with COBRA; and six (6) months of accelerated vesting on all outstanding equity incentive awards to the extent subject to time-based vesting. If Dr. Soni is terminated without cause or he quits for good reason, in either case, within twenty-four (24) months following a change in control, then he will be entitled to severance as follows: continuation of base salary for twelve (12) months; continuation of group health plan benefits for up to twelve (12) months to the extent authorized by and consistent with COBRA; a lump sum cash payment equal to the full target annual performance bonus for the year during which the termination occurred; and 100% acceleration of vesting on all outstanding equity inventive awards.

The foregoing summaries of the Agreements are qualified in their entirety by reference to the complete text of the Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Report and are incorporated herein by reference.

Item 8.01	Other Events

On December 13, 2011, the Company entered into an employment agreement with Joseph T. Kennedy (the “Kennedy Agreement”), effective December 16, 2011. All references to “cause,” “good reason” and “change in control” are as defined in the Kennedy Agreement.

Under the Kennedy Agreement, Mr. Kennedy will serve as Senior Vice President, General Counsel of the Company and report to the Company’s Chief Executive Officer. Mr. Kennedy’s base annual salary will be $350,000. He will also be eligible to receive an annual performance bonus targeted at 35% of his base salary, with the actual amount of such bonus, if any, to be determined by the Board of Directors. Mr. Kennedy will also be entitled to continue to participate in the benefits and insurance programs generally available to all Company employees and to reimbursement from the Company of up to $180,000 in expenses relating to his relocation from California to Bedminster, New Jersey.

On December 16, 2011, as contemplated by the Kennedy Agreement, Mr. Kennedy received nonqualified options to purchase 600,000 shares of the Company’s ordinary shares represented by American Depositary Shares with a 10-year term and an exercise price equal to $6.35 per share, the closing price of the Company’s American Depositary Receipts on the grant date. Twenty-five percent of the options vest on the first anniversary of the grant date with the remaining seventy-five percent to vest ratably over the subsequent 36-month period, subject to Mr. Kennedy’s continued employment with the Company over such period.

The Kennedy Agreement provides further that, if Mr. Kennedy is terminated without cause, he will be entitled to severance as follows: continuation of base salary for six (6) months; continuation of group health plan benefits for up to six (6) months to the extent authorized by and consistent with COBRA; and six (6) months of accelerated vesting on all outstanding equity incentive awards to the extent subject to time-based vesting. If Mr. Kennedy is terminated without cause or he quits for good reason, in either case, within twenty-four (24) months following a change in control, then he will be entitled to severance as follows: continuation of base salary for twelve (12) months; continuation of group health plan benefits for up to twelve (12) months to the extent authorized by and consistent with COBRA; a lump sum cash payment equal to the full target annual performance bonus for the year during which the termination occurred; and 100% acceleration of vesting on all outstanding equity inventive awards.

The foregoing summary of the Kennedy Agreement is qualified in its entirety by reference to the complete text of the Kennedy Agreement, a copy of which is filed as Exhibit 10.5 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Letter Agreement with John Thero, dated as of December 23, 2011

10.2	Letter Agreement with Paul Huff, dated as of December 23, 2011

10.3	Letter Agreement with Stuart Sedlack, dated as of December 23, 2011

10.4	Letter Agreement with Paresh Soni, dated as of December 23, 2011

10.5	Letter Agreement with Joseph Kennedy, dated as of December 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2011	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement with John Thero, dated as of December 23, 2011

10.2	Letter Agreement with Paul Huff, dated as of December 23, 2011

10.3	Letter Agreement with Stuart Sedlack, dated as of December 23, 2011

10.4	Letter Agreement with Paresh Soni, dated as of December 23, 2011

10.5	Letter Agreement with Joseph Kennedy, dated as of December 13, 2011